UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ICO, INC.
(Name of Registrant as Specified in its Charter)

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5333 WESTHEIMER, SUITE 600
HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 17, 2005

The 2005 Annual Meeting of Shareholders of ICO, Inc. ("ICO" or the "Company") will be held at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, on Thursday, March 17, 2005, at 10:00 a.m. Central Standard Time, for the following purposes:

1.	To elect two Class II Directors to serve until the 2008 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2.	To consider and act upon a proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as ICO's independent accountants for 2005;

3.	To consider and act upon any other matters incidental thereto that may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of shares of Common Stock of record on the books of ICO at the close of business on January 24, 2005 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE THE COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

/s/ Christopher N. O’Sullivan	/s/ W. Robert Parkey, Jr.
Christopher N. O’Sullivan	W. Robert Parkey, Jr.
Chairman of the Board	President, Chief Executive Officer, and
Director

Houston, Texas
January 28, 2005

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ICO, INC.

5333 WESTHEIMER, SUITE 600
HOUSTON, TEXAS 77056
(713) 335-4100

PROXY STATEMENT
FOR THE 2005
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 17, 2005

THE MEETING

PLACE, DATE, AND TIME OF MEETING

The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. ("ICO" or the "Company") for use at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, March 17, 2005 at 10:00 a.m. Central Standard Time at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, or at any adjournment(s) or postponement(s) thereof. A copy of ICO's Annual Report to Shareholders is being sent with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders ("Shareholders") of common stock without par value of ICO ("Common Stock") is January 28, 2005.

INFORMATION CONCERNING THE PROXY

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy: (a) by the execution and submission of a revised Proxy; (b) by written notice to the Secretary of ICO; or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted: (a) FOR the selection of the two ICO nominees for Class II Directors named herein; and (b) FOR the confirmation of PricewaterhouseCoopers LLP as ICO’s independent accountants for 2005. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

VOTING SECURITIES

The only securities of ICO entitled to vote at the Annual Meeting consist, as of January 24, 2005, of 25,429,169 shares of Common Stock. The holders of a majority of the shares entitled to vote represented in person or by proxy constitute a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of ICO on January 24, 2005 will be entitled to vote at the meeting. In voting on the matters presented, each Shareholder is entitled to one vote per share. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as "present" at the Annual Meeting to determine whether a quorum exists.

Proposal 1: Election of Directors

Nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election of directors.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

Proposal 2: Ratification of Appointment of Independent Auditors

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors will require approval by a majority of the votes cast at the meeting on Proposal 2 by the holders of the Common Stock entitled to vote thereon. Neither abstentions nor broker non-votes are treated as votes cast and thus neither will affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against, the matter. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

If you have any questions, or need any assistance in voting your shares, please call The Altman Group, Inc., which is assisting us with this solicitation of proxies, at 201-460-1200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information concerning the security ownership of certain beneficial owners known to management, based upon those filings with the Securities and Exchange Commission (the "SEC") noted in the footnotes to the table and made as of the close of business on January 24, 2005, to beneficially own more than five percent of ICO's Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Kornitzer Capital Management	3,787,810 (1)(2)	13.4%
5420 West 61st Place
Shawnee Mission, Kansas 66205

William C. Willoughby	2,300,754 (3)(5)	9.1%
6250 Covered Bridge Rd
Pipersville, PA 18947

Catherine Willoughby Stephens	1,712,409 (4)(5)	6.7%
66 Haele Place
Makawao, Hawaii 96768

Wynnefield Capital Management, LLC	1,788,343 (6)	7.0%
450 Seventh Avenue, Suite 509
New York, New York 10123

(1) This information is based on information provided to the Company by Kornitzer Capital Management ("KCM") on January 27, 2005. KCM is an investment adviser with respect to the shares of Common Stock held for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM’s beneficial ownership of Common Stock consists of an aggregate of 615 shares of Common Stock shares actually issued, and shares of Common Stock deemed to have been issued upon conversion of shares of the Company’s $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock") represented by the Company’s Depositary Shares. Each Depositary Share represents one-quarter of a share of Preferred Stock. Additionally KCM is deemed the beneficial owner of securities owned by Great Plains Trust Company referenced in footnote 2 below.
(2) Great Plains Trust Company, 7700 Shawnee Mission Parkway, Shawnee Mission, Kansas, 66202 ("Great Plains") beneficially owns 933,200 shares of Common Stock actually issued, and shares of Common Stock deemed to have been issued upon conversion of the Preferred Stock. Great Plains is a trust company holding the shares of Common Stock for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM acts as an investment advisor with respect to the shares of Common Stock beneficially owned by Great Plains. All information relating to Great Plains is based on the information provided to the Company by Great Plains on January 27, 2005.

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(3) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2004 and the Form 5 filed by the beneficial owner on November 9, 2004. Share amounts include 799,097 shares of Common Stock owned by Mr. Willoughby, 71,495 shares of Common Stock held by Mr. Willoughby’s wife, and the shares referenced in footnote 5 below. Mr. Willoughby disclaims beneficial ownership of the shares of Common Stock owned by Mr. Willoughby’s wife.
(4) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2004 and the Form 5 filed by Ms. Stephens’ brother, William C. Willoughby, on November 9, 2004. Share amounts include 233,551 shares of Common Stock owned by Ms. Stephens, 6,758 shares of Common Stock held by Ms. Stephens’ husband, 2,840 shares of Common Stock owned directly by Ms. Stephens’ son, 1,600 shares of Common Stock held by Ms. Stephens as custodian for her son, 21,011 shares of Common Stock held in trust for the benefit of Ms. Stephens’ son for which Ms. Stephens does not serve as custodian, 1,600 shares of Common Stock held by Ms. Stephens as custodian for her daughter, 14,887 shares of Common Stock held in trust for the benefit of Ms. Stephens’ daughter for which Ms. Stephens does not serve as custodian, and the shares referenced in footnote 5 below. Ms. Stephens disclaims beneficial ownership of the aggregate 48,696 shares of Common Stock owned by, or held for the benefit of, Ms. Stephens’ husband or children.
(5) Share amounts include an aggregate of 1,430,162 shares of Common Stock held in trusts established for the benefit of either Mr. Willoughby or Ms. Stephens. Mr. Willoughby and Ms. Stephens are each a co-trustee of these trusts. An aggregate of 768,931 shares of Common Stock are held in two of these trusts for the benefit of Mr. Willoughby and an aggregate of 661,231 shares of Common Stock are held in two of these trusts for the benefit of Ms. Stephens. Mr. Willoughby disclaims beneficial ownership of the aggregate of 661,231 shares of Common Stock held for the benefit of Ms. Stephens, and Ms. Stephens disclaims beneficial ownership of the aggregate of 768,931 shares of Common Stock held for the benefit of Mr. Willoughby.
(6) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 11, 2004. Wynnefield Capital Management’s beneficial ownership of Common Stock consists of 599,613 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P., 797,410 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P. I and 391,320 shares of Common Stock held by Wynnefield Small Cap Value Offshore Fund, Ltd.

INFORMATION REGARDING THE COMPANY

BOARD OF DIRECTORS

The following table sets forth, for each nominee for director listed in Proposal 1 below, and each person whose term of office as a director will continue after the Annual Meeting: (i) the name and age of such person; (ii) the year during which that person first became a director; and (iii) the principal position(s) of that person with ICO, if any. The table has been prepared from information obtained from these persons.

NAME	AGE	DIRECTOR SINCE	POSITION WITH THE COMPANY

Nominees for election as Class II Directors whose terms will expire 2008 (if elected)
John F. Gibson	45	2003	Director (1)
Christopher N. O’Sullivan	44	2001	Chairman of the Board

Class III Directors whose terms will expire 2006
Jon C. Biro	38	2002	Chief Financial Officer, Treasurer and Director
David E. K. Frischkorn, Jr.	53	2002	Director (2) (3)

Class I Directors whose terms will expire in 2007
A. John Knapp, Jr.	53	2001	Director (1) (2) (3)
Charles T. McCord, III	64	2001	Director (1) (2)
W. Robert Parkey, Jr.	47	2004	Chief Executive Officer, President and Director
Preferred Stock Class Directors (4)
Gregory T. Barmore	63	2004	Director
Eric O. English	46	2004	Director (3)

(1) Compensation Committee member.
(2) Audit Committee member.
(3) Nominating Committee member.
(4) Elected on July 5, 2004 by the holders of the Company’s $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock"), following the Company’s failure to pay six quarterly dividends to the holders of the Preferred Stock. Such directors shall serve until both the Preferred Stock dividends are reinstated and such dividends in arrears are paid, or until their successors are elected.

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DIRECTORS UP FOR REELECTION

John F. Gibson has been the Chief Executive Officer and a board member of Integral Wealth Management, Inc., a private Canadian wealth management firm, since October 2003. From August 1997 until August 2002, he served as Chief Executive Officer of Patriot Equities Corporation (TSQ: PEQ), a Canadian public real estate company that was sold and taken private in August of 2002. The Board has determined that Mr. Gibson is an independent director as defined in Rule 4200(a) of the NASDAQ Stock Market Inc. ("NASDAQ").

Christopher N. O’Sullivan has been Chairman of the Board of ICO since April 2002. He was President of ICO from April 2002 to February 2004, and was Vice-Chairman and CFO of ICO from June 2001 to April 2002. Mr. O’Sullivan was the Manager of Travis Street Partners, LLC ("TSP") from October 2000 until TSP was dissolved in February 2004. In addition, Mr. O’Sullivan has been involved in the independent oil and gas exploration business, as President of O’Sullivan Oil and Gas Company since 1987, as co-owner and Managing Partner of Paloma Resources, LLC since October 2002, and as President of Paloma Offshore, LLC since September 2004. Mr. O’Sullivan is also a founder of Network Oil, Inc., and has served as Chairman of its Board of Directors since 1999.

DIRECTORS WITH TERMS EXPIRING IN 2006 AND 2007

Jon C. Biro, a certified public accountant, has been principally employed as the Chief Financial Officer and Treasurer of ICO since April 2002. From July 2003 to February 2004, he also served as Interim Chief Executive Officer. From September 1996 to April 2002, Mr. Biro was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to that time, Mr. Biro was employed by a predecessor of PricewaterhouseCoopers LLP.

David E. K. Frischkorn, Jr. has been a Managing Director of Dahlman Rose Weiss, L.L.C., a New York-based investment bank since November 2004. Mr. Frischkorn was previously a Managing Director of the Energy Group of Jefferies & Co., an investment bank, from 1996 to February 2003. Prior thereto, Mr. Frischkorn was a Senior Vice President and Managing Director of Rauscher Pierce Refsnes, another investment bank. Mr. Frischkorn served as a Director of HarCor Energy, Inc. (NASDAQ: HARC) from 1994 until the company was sold in 1998. The Board has determined that Mr. Frischkorn is an independent director as defined in NASDAQ Rule 4200(a).

A. John Knapp, Jr. has been President of Andover Group, Inc., a Houston-based private real estate investment and development company, for more than the past five years. In addition, he has acted as a private investor in venture capital transactions. The Board has determined that Mr. Knapp is an independent director as defined in NASDAQ Rule 4200(a).

Charles T. McCord, III has been General Partner of McCord Production, Ltd., a Houston-based private energy exploration, production and investment company, for more than the past five years. The Board has determined that Mr. McCord is an independent director as defined in NASDAQ Rule 4200(a).

W. Robert Parkey, Jr. has been the President and Chief Executive Officer of ICO since February 2004. Prior thereto, he served as President of ChevronTexaco Global Trading from February 2001 to April 2002, and as President of Texaco Natural Gas Incorporated from January 1998 to February 2001. Mr. Parkey also serves on the Board of Trustees of Jarvis Christian College.

DIRECTORS ELECTED BY THE PREFERRED STOCKHOLDERS

Gregory T. Barmore has served as a director of Mortgage Electronic Registration Systems, Inc. since 1997, having served as the Chairman of the Board until July 2003.  He also has served on the boards of NovaStar Financial, Inc. (NYSE: NFI) since 1996, Orion Ropeworks, Inc. since 2001, and Thos. Moser Cabinetmakers since 1999.  In addition, he serves on the board of trustees of Bennett College, The Maine Maritime Museum, and The Maine Island Trail Association.  Mr. Barmore retired in 1997 as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held many executive level positions within the General Electric family of companies ("GE") after commencing employment with GE in 1966. The Board has determined that Mr. Barmore is an independent director as defined in NASDAQ Rule 4200(a).

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Eric O. English has been a partner with Resolution Counsel L.L.P., a boutique legal firm specializing in the resolution of significant business disputes, since September 2003. Mr. English served as the Senior Vice President of Legal Affairs for Hollywood Entertainment Corporation (NASDAQ: HLYW) from August 1999 to August 2004. From April 1997 to August 1999, Mr. English served as Associate General Counsel for Louisiana-Pacific Corporation (NYSE: LPX). The Board has determined that Mr. English is an independent director as defined in NASDAQ Rule 4200(a).

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names, ages and titles of the executive officers of ICO, excluding the executive officers who are also directors of ICO, as of December 31, 2004.

NAME	AGE	POSITION WITH THE COMPANY
Stephen E. Barkmann	45	President, Bayshore Industrial
David J. Phillips	67	President, ICO Americas
Dario E. Masutti	44	President, ICO Courtenay - Australasia
Derek R. Bristow	44	President, ICO Europe
Charlotte J. Fischer	37	General Counsel & Secretary
Bradley T. Leuschner	33	Chief Accounting Officer

Stephen E. Barkmann has been principally employed as the President of Bayshore Industrial, L.P. since March 1999, after joining the Company as General Manager in June 1998. In these capacities Mr. Barkmann has had primary responsibility for the business operations and management of ICO’s Bayshore Industrial division since he joined the company.

David J. Phillips has been employed as President, ICO Americas since July 2004.  In this capacity he oversees ICO’s polymer processing business in the United States (which business does not include ICO’s Bayshore Industrial division) and ICO’s operations in Brazil.  Mr. Phillips has over 30 years of multinational business development and turnaround experience in specialty chemicals.  He headed North American business activities for Axess Technologies, Ltd. in 2004, and served as President, CEO and director of Photosecure, Inc. from December 1999 to March 2004.  He also served as President, CEO and director of Biocode, Inc., from August 1993 to August 1998.  From 1990 to 1993, Mr. Phillips was President and CEO of Sherex Chemical Company, Inc., and prior to that, he was President and CEO of Alcolac, Inc. from 1986 to 1990.

Dario E. Masutti, who serves as President, ICO Courtenay-Australasia, has primary responsibility for ICO’s New Zealand, Australian, and Malaysian operations. Mr. Masutti has had primary responsibility for the business operations and management of ICO’s New Zealand and Australian operating subsidiaries since March 1998, and oversight responsibility for ICO’s Malaysian operating subsidiary since ICO’s acquisition of the Malaysian business in September 2000.

Derek R. Bristow has been principally employed as President, ICO Europe since May 2004. In this capacity he oversees all of ICO’s European businesses. In addition, Mr. Bristow has also served as Managing Director of ICO’s Italian subsidiary, ICO Polymers Italy S.r.l. (formerly Verplast, S.r.l.), since July 2003. Mr. Bristow previously served as marketing and operations manager of ICO’s New Zealand operating subsidiary from August 1998 to July 2003.

Bradley T. Leuschner, a certified public accountant, has been principally employed as the Chief Accounting Officer of ICO since April 2002. He also served as Interim Treasurer of ICO from July 2003 to February 2004. From April 1999 to April 2002, Mr. Leuschner was principally employed as Senior Vice President and Controller of ICO’s wholly owned subsidiary ICO Polymers North America, Inc. ("IPNA," formerly known as Wedco, Inc.), after serving as Vice President and Controller of IPNA since September 1996.

Charlotte J. Fischer has been principally employed as General Counsel of ICO since June 2001, and in addition, as ICO’s corporate secretary since April 2002. Ms. Fischer was Associate General Counsel of ICO from August 1999 to June 2001. Prior to that time Ms. Fischer practiced law with the Houston law firm Ireson & Weizel, P.C., and has been licensed to practice law since 1992.

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BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Compensation of Board Members

Each director who is not an ICO employee received a stipend of $5,000 per quarter in fiscal year 2004, and a director fee of $1,000 for each board meeting actually attended. The Chairmen of each of the Audit and Compensation Committees are paid an additional annual stipend of $5,000 for each fiscal year of service. Members of board committees received a $1,000 director fee for each formal committee meeting attended. The Board of Directors held seven meetings during the fiscal year ended September 30, 2004. Notwithstanding the foregoing provisions for payment of director fees to non-employee directors, on some occasions when very short or informal board or Committee meetings are conducted, generally by conference call on short notice to accomplish a particular item of business, the non-employee directors have agreed to waive payment of the referenced director fees for attendance at such meetings.

Each non-employee director is a participant in the Third Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Plan," filed as Exhibit 10.4 to the Company’s Form 10-K dated December 22, 2003). Pursuant to the Plan, on the first business day after each Annual Meeting of Shareholders (and on the date when the director is first elected or appointed to the Board if other than at an Annual Meeting of Shareholders), each non-employee director is granted options to purchase 5,000 shares of ICO, Inc. Common Stock ("Shares") at a price equal to the fair market value (as defined in the Plan) of the Shares on the date of grant. Upon his initial appointment to the Board in December 2003, options to purchase 5,000 Shares at an exercise price of $1.20 per Share were granted to Mr. Gibson. Following the 2004 Annual Meeting of Shareholders, options to purchase 5,000 Shares at an exercise price of $2.32 per Share were granted to each of Messrs. Frischkorn, Gibson, Knapp, McCord, and Willoughby. Upon their election to the board by the holders of the Preferred Stock in July 2004, options to purchase 5,000 Shares at an exercise price of $2.25 per Share were granted to each of Messrs. English and Barmore.

Board members who also serve as executive officers do not receive additional compensation in connection with attendance at meetings of the Board of Directors or committees thereof, nor are they entitled to participate in the Plan referenced in the preceding paragraph.

Standing Committees of the Board

The Audit Committee currently consists of Messrs. Frischkorn, Knapp, and McCord, each determined by the Board to be an independent director and each determined by the board to be financially sophisticated in accordance with applicable NASDAQ rules. The Audit Committee’s responsibilities include review and/or oversight of matters including the following: the professional services provided by ICO's independent accountants, the independence of such accountants from ICO's management, preparation of ICO's annual and quarterly financial statements, ICO's financial reporting process and internal control system, and ICO's significant accounting and financial reporting principles, practices and procedures. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention. During fiscal year 2004, the Audit Committee held six meetings. See the report of the Audit Committee below.

The Compensation Committee currently consists of Messrs. Gibson, Knapp, and McCord, each determined by the Board to be an independent director. The Compensation Committee’s responsibilities include reviewing and establishing compensation arrangements for directors, officers and other employees, approving employee stock option grants, and taking whatever action may be required in connection with ICO's employee stock option plans. The Compensation Committee conducted formal meetings five times during fiscal year 2004. See the report of the Compensation Committee below.

During fiscal 2004, the members of the Nominating Committee were Messrs. Frischkorn, Knapp and Willoughby. In October 2004, Mr. English was appointed to the Nominating Committee to fill the vacancy resulting from Mr. Willoughby’s resignation from the Board, and the Committee currently consists of Messrs. Frischkorn, Knapp and English. The Nominating Committee’s primary responsibilities are to identify qualified candidates to serve as nominees for directors and to recommend such candidates to the Board. The Nominating Committee held one formal meeting during fiscal 2004, and has also met once during fiscal 2005 to recommend to the Board the nominees for election at the 2005 Annual Meeting of Shareholders. See the report of the Nominating Committee below.

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During fiscal 2004, the Dividend Committee was composed of Messrs. Biro and O’Sullivan. The designated function of the Dividend Committee was to consider and authorize, when appropriate, payment of quarterly dividends to the holders of the Preferred Stock ("Preferred Dividends"). The Dividend Committee met four times during fiscal 2004, and determined not to declare or pay any Preferred Dividends. From the time that the Company stopped paying Preferred Dividends the Board became involved in the review and decision making regarding payment or non-payment of the Preferred Dividends. On December 15, 2004, the Board dissolved the Dividend Committee to formally consolidate the functions of the Committee back to the full Board of Directors.

Charters for the Audit Committee, Compensation Committee, and Nominating Committee of the Board of Directors may be found on our website, www.icopolymers.com, at the links specified in the committees’ respective reports, below.

Shareholders Communications

Shareholders can contact any director or committee of the Board of Directors by writing them c/o the Corporate Secretary, ICO, Inc., 5333 Westheimer, Suite 600, Houston, Texas 77056.

NOMINATING COMMITTEE REPORT

The Nominating Committee currently consists of Messrs. Frischkorn, Knapp and English. The Board has determined that each member of the Nominating Committee is independent, as defined in NASDAQ Rule 4200(a). The Nominating Committee’s responsibilities include identifying qualified candidates to serve as nominees for directors, and determining, on behalf of the Board, whether each director and prospective director is independent under standards applicable to the committees on which such director serves or may serve.

Shareholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Company’s Corporate Secretary, providing the recommended candidates’ names, biographical data, and qualifications. The Nominating Committee will consider all candidates submitted by shareholders within the time period set forth specified under "Information Concerning Shareholder Proposals" in this Proxy Statement, below.

Qualifications of Directors

When identifying director nominees, the Nominating Committee may consider, among other factors: the person’s reputation, integrity and (for both NASDAQ and SEC purposes) independence; the person’s skills and business, government or other professional acumen, bearing in mind the composition of the Board of Directors and the current state of ICO and the industry generally at the time of determination; and the number of other public companies for which the person serves as director and the availability of the person’s time and commitment to ICO. In the case of current directors being considered for renomination, the Nominating Committee may also take into account: the director’s tenure as a member of ICO’s Board of Directors; the director’s history of attendance at meetings of the Board of Directors and committees thereof; and the director’s preparation for and participation in such meetings.

Director Nomination Process

•	The Nominating Committee, the Chairman of the Board, the Chief Executive Officer, or a board member identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board.

•	The Nominating Committee initiates a search by working with staff support, seeking input from board members and senior management, and hiring a search firm, if necessary. The Nominating Committee also considers recommendations for nominees for directorships submitted by Shareholders.

•	The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board are identified by and/or presented to the Nominating Committee, which ranks the candidates.

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•	One or more of the members of the Nominating Committee interviews prospective candidate(s), and at least one member of the Nominating Committee offers the Chairman of the Board, the Chief Executive Officer, and all other board members the opportunity to interview prospective candidate(s).

•	The Nominating Committee recommends to the Board the nominee(s) from among the candidate(s).

•	The nominee(s) are nominated by the Board.

In January of 2005, the Board approved amending the Nominating Committee’s Charter, which, as amended, may be found on the Company’s website, at http://www.icopolymers.com/NominatingCommitteeCharter.pdf.

NOMINATING COMMITTEE
David E. K. Frischkorn, Jr., Chairman
A. John Knapp, Jr. Eric O. English

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Frischkorn, Knapp, and McCord. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a) of the NASDAQ and as set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Mr. Frischkorn qualifies as an "audit committee financial expert" (as defined in the rules of the Securities and Exchange Commission). All of the current members of the Audit Committee are able to read and understand fundamental financial statements, and none have participated in the preparation of financial statements of ICO or its subsidiaries during the past three years.

The Audit Committee’s responsibilities include the appointment, compensation and retention of ICO’s independent accountants, as well as review of the professional services provided by ICO's independent accountants, and the independence of such accountants from ICO's management. The Audit Committee must also discuss with management and ICO’s independent accountants certain matters including: ICO's annual and quarterly financial statements; ICO's financial reporting process and internal control system; ICO's significant accounting and financial reporting principles, practices and procedures; and such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

On January 25, 2005, the Board approved amending the Audit Committee’s Charter, which, as amended, may be found on the Company’s website, at http://www.icopolymers.com/AuditCommitteeCharter.pdf. The Charter provides further information regarding the Audit Committee and its authority, responsibility, and duties.

During the fiscal year 2004, the Audit Committee held six meetings, including quarterly meetings in connection with the preparation and filing of each of ICO’s Annual and Quarterly Reports on Forms 10-K and 10-Q for the applicable periods. The Audit Committee also held one additional meeting during the first quarter of fiscal year 2005, in connection with the preparation and filing of ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 ("2004 Annual Report"). In connection with the preparation of the 2004 Annual Report, the Audit Committee:

(i)	reviewed and discussed the audited financial statements with ICO's management and PricewaterhouseCoopers LLP, ICO's independent auditors;

(ii)	discussed with PricewaterhouseCoopers LLP the matters required to be disclosed by the Public Company Accounting Oversight Board ("PCAOB") auditing standards;

(iii)	received and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented);

(iv)	discussed with ICO’s management and PricewaterhouseCoopers LLP the process used for the Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 2004 Annual Report and other periodic filings with the SEC; and

9

(v)	discussed with PricewaterhouseCoopers LLP its independence (including by reviewing the non-audit services provided to ICO by PricewaterhouseCoopers LLP (described below under Proposal 2)).

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permissible non-audit services (including the fees and terms of these services) to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In addition to pre-approving specific services as the needs for such services arise, the Audit Committee has adopted and implemented a formal pre-approval policy, with procedures for pre-approving audit and other fees (which procedures are sufficiently detailed as to the particular service such that they do not constitute a delegation of the Audit Committee’s authority to management). Details regarding the fees paid to PricewaterhouseCoopers LLP in fiscal 2004 for audit services, audit-related services, tax services and all other services, are set forth under the caption "Proposal 2: Ratification of Appointment of Independent Auditors" below.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in ICO's Annual Report on Form 10-K for the year ended September 30, 2004.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent auditors, and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE
Charles T. McCord, III, Chairman
David E. K. Frischkorn, Jr.
A. John Knapp, Jr.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of December 31, 2004, the shares of Common Stock beneficially owned by (i) each director and director nominee of the Company, (ii) each former and current executive officer of the Company listed in the Summary Compensation Table set forth below, and (iii) all such former and current executive officers and directors of the Company listed below collectively as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Current Directors
A. John Knapp, Jr.	732,647 (1)(2)	2.9%
Charles T. McCord, III	632,914 (1)(3)	2.5%
David E.K. Frischkorn, Jr.	15,000 (4)	*
Christopher N. O’Sullivan	526,924 (5)(6)	2.1%
Jon C. Biro	224,404 (7)	*
John F. Gibson	60,000 (8)	*
W. Robert Parkey, Jr.	620,000 (9)	2.4%
Gregory T. Barmore	5,000 (10)	*
Eric O. English	5,000 (10)	*

Executive Officers Who Are Not Directors
Bradley T. Leuschner	65,105 (11)	*
Charlotte J. Fischer	31,984 (12)	*
Stephen E. Barkmann	128,581(13)	*
David J. Phillips	25,000 (14)	*
Dario E. Masutti	100,000 (15)	*
Derek R. Bristow	51,000 (16)	*

Officers and Directors named above as a group (15 persons)	3,223,560	12.0%

*    Less than 1% of outstanding shares.

(1)	Share amounts include 20,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(2)	Share amounts include 116,576 shares of Common Stock, 377,543 shares of Common Stock held in an IRA, 200,528 shares of Common Stock held by Andover Group, Inc. which are indirectly held by Mr. Knapp as President of the organization and 18,000 shares of Common Stock held in Knapp Children’s Trust. Mr. Knapp disclaims beneficial ownership of the 18,000 shares of Common Stock held by the Knapp Children’s Trust.
(3)	Share amounts include 586,448 shares of Common Stock and 26,466 shares of Common Stock held by ETM, Inc. an organization in which Mr. McCord services as vice president and director and shares investment control, although he retains no beneficial ownership of any securities held by the organization. Mr. McCord’s two adult children are the sole shareholders of ETM, Inc.
(4)	Share amount consists of 15,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(5)	Share amounts include 205,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans.
(6)	Share amount includes 305,804 shares of Common Stock, and 16,120 shares of Common Stock held in ICO’s 401(k) plan.
(7)	Share amount consists of 10,744 shares of Common Stock owned jointly by Mr. Biro and his wife, 196,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans, and 17,660 shares of Common Stock held in ICO’s 401(k) plan.
(8)	Share amount consists of 50,000 shares of Common Stock and 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(9)	Share amount consists of 20,000 shares of Common Stock and 600,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans.
(10)	Share amount consists of 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Plan for Non-Employee Directors.
(11)	Share amount consists of 430 shares of Common Stock, 40,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans and 24,675 shares of Common Stock held in ICO’s 401(k) plan.
(12)	Share amount consists of 2,000 shares of Common Stock, 20,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans, and 9,984 shares of Common Stock held in ICO’s 401(k) plan.
(13)	Share amounts include 18,581 shares of Common Stock held in ICO’s 401(k) plan, and 110,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various stock options plans.
(14)	Share amount consists of 25,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various stock options plans.
(15)	Share amount consists of 100,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various stock options plans.
(16)	Share amount consists of 51,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various stock options plans.

11

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by ICO during the fiscal years ended September 30, 2004, 2003 and 2002 to: (i) ICO’s Chief Executive Officer; (ii) the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) during the 2004 fiscal year, who were serving as executive officers at the end of the 2004 fiscal year; and (iii) two additional executive officers who would have been included in clause (ii) above but for the fact that they were not serving as executive officers of the Company at the end of the 2004 fiscal year.

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY (1)	BONUS (1)	SECURITIES UNDERLYING OPTIONS	ALL OTHER COMPENSATION (1)(2)
Current Executive Officers
Christopher N. O’Sullivan	2004	$93,000	$0	0	$13,000
Chairman of the Board	2003	191,000	0	0	25,000
	2002	235,000	80,000	0	11,000

W. Robert Parkey, Jr. (3)	2004	191,000	150,000	600,000	6,000
President and Chief Executive	2003	0	0	0	0
Officer	2002	0	0	0	0

Jon C. Biro	2004	223,000	112,000	126,000	21,000
Chief Financial Officer and	2003	207,000	40,000	10,000	25,000
Treasurer	2002	226,000	80,000	10,000	11,000

Bradley T. Leuschner	2004	140,000	25,000	0	18,000
Chief Accounting Officer	2003	147,000	10,000	0	22,000
	2002	145,000	15,000	5,000	9,000

Charlotte J. Fischer	2004	140,000	20,000	0	18,000
General Counsel and Secretary	2003	140,000	10,000	5,000	20,000
	2002	131,000	15,000	5,000	8,000

Stephen E. Barkmann	2004	214,900	100,000	50,000	6,000
President, Bayshore Industrial	2003	213,000	0	0	10,000
	2002	226,000	0	10,000	9,000

Dario E. Masutti(4)	2004	209,000	56,000	40,000	14,000
President, ICO Courtenay -Australasia	2003	174,000	18,000	55,000	12,000
	2002	117,000	9,000	5,000	8,000

(1) Rounded to the nearest thousand.
(2) Includes the Company’s contributions to Company-sponsored retirement plans (for U.S. employees, the Company’s 401(k) plan) and car allowance.
(3) Mr. Parkey’s employment with the Company began on February 2, 2004.
(4)  Mr. Masutti’s compensation was paid in New Zealand currency. His compensation is translated into U.S. dollars at the spot rate as of the last day of the fiscal year. At September 30, 2004, 2003, and 2002, the spot rates were 0.6755, 0.5981, and 0.4698 respectively. Mr. Masutti was paid a salary of NZ$ 310,000, NZ$ 292,000, and NZ$ 250,000 for the fiscal years 2004, 2003, and 2002 respectively (translated into US $209,000, US $ 174,000, and US $117,000 at the referenced spot rates). He was paid a bonus of NZ$ 83,000, NZ$ 30,000, and NZ$ 20,000 for the fiscal years 2004, 2003, and 2002 respectively (translated into US $ 56,000, US $ 18,000, and US $ 9,000 at the respective spot rates). Mr. Masutti was paid other compensation (consisting of contributions to the Company-sponsored retirement plan and car allowance) of NZ$ 21,000, NZ$ 20,000, and NZ$ 17,000 for the fiscal years 2004, 2003, and 2002 respectively (translated in to US $14,000, US $12,000, and $8,000 at the respective spot rates).

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EMPLOYMENT AGREEMENTS

ICO has employment agreements with W. Robert Parkey, Jr., Christopher N. O’Sullivan, Jon C. Biro, Bradley T. Leuschner, Charlotte J. Fischer, Dario E. Masutti and Derek R. Bristow. The base salary of each executive is reviewed at least annually and may be increased from time to time to reflect, at a minimum, increases in the cost of living. The base salaries of the Company’s executive officers, as of January 25, 2005, are as follows:

W. Robert Parkey, Jr.	$310,000
Christopher N. O’Sullivan	$65,000
Jon C. Biro	$230,000
Bradley T. Leuschner	$160,000
Charlotte J. Fischer	$155,000
Stephen E. Barkmann	$235,000
David J. Phillips	$175,000
Dario E. Masutti	NZ$ 327,600(1)
Derek R. Bristow	€162,800(2)

(1) Mr. Masutti’s compensation is paid in New Zealand currency. His compensation, translated into U.S. dollars at the spot rate of 0.7148 as of January 1, 2005, is US $ 234,168.
(2) Mr. Bristow’s compensation is paid in Euros. His compensation, translated into U.S. dollars at the spot rate of 1.3476 as of January 1, 2005, is US $219,389.

Some of the referenced executives receive a vehicle allowance or the use of a vehicle leased by the company. All of the referenced executives’ salaries are eligible for review by or on behalf of the Board on an annual basis, and all executives may receive an annual cash bonus in such amount as is determined by the Board or the Compensation Committee thereof. Each executive is also eligible to participate in standard benefit plans in which non-executive employees may participate, including the Company’s welfare plans and (with the regard to the U.S.-based executives) ICO’s 401(k) plan. The base salaries of most executives with written employment agreements described below, including Mr. Parkey and Mr. Biro, cannot be reduced.

Mr. O’Sullivan’s employment agreement with the Company, as amended in August 2004, provides for a term of employment through September 30, 2005 that is extended automatically on a year-to-year basis, although either party may terminate the agreement upon thirty (30) days written notice. Upon termination of Mr. O’Sullivan’s agreement for any reason, he is entitled to recover pro rata base salary earned as of his termination date and any bonus or incentive compensation that has been declared and not paid at the date of termination.

Mr. Parkey’s employment agreement with the Company provides for a term of employment through February 2, 2006. Mr. Parkey’s agreement provides for a base salary of $310,000 per year. As an inducement to enter into the agreement, the Company agreed to grant him options to purchase 600,000 shares of Common Stock of the Company ("Common Stock"), granted pursuant to the terms of the Company’s existing Employee Stock Option Plans, and none of which were granted at prices not less than the fair market value of the Common Stock on February 2, 2004 (which was $2.16 per share). Accordingly, pursuant to the Agreement: options to purchase 200,000 shares, vesting on February 2, 2005, were granted at an exercise price of $2.16 per share; options to purchase 200,000 shares, vesting on February 2, 2006, were granted at an exercise price of $2.16 per share, and options to purchase 200,000 shares, vesting on February 2, 2007, were granted at an exercise price of $2.25 per share.

Mr. Parkey’s agreement sets forth in formulaic fashion the method for determining his annual incentive bonus for the fiscal years ending September 30, 2004 and September 30, 2005. Based on the formula set out in Mr. Parkey’s agreement and the Company’s performance during fiscal year 2004, he was entitled to receive a bonus of approximately $232,678 paid in lump sum cash at the end of calendar year 2004; however, Mr. Parkey waived a portion of his bonus and agreed instead to accept a bonus of $150,000 for this period (see report of the Compensation Committee, below). For the fiscal year ending September 30, 2005, Mr. Parkey’s bonus will be calculated as follows:

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For the fiscal year ending September 30, 2005, Mr. Parkey’s bonus will be a percentage (up to a maximum of 60%) of his base salary equal to the difference between: (i) the product of 1.5 multiplied by the percentage of the Company’s target reached, where the Company’s target for fiscal year 2005 is EBITDA (as defined below) of $20,000,000 ("Target"), minus (ii) 120. However, Mr. Parkey’s bonus will be reduced by 20% if the Company’s return on invested capital ("ROIC") for fiscal year 2005 is less than 8%. Mr. Parkey will only be eligible for a bonus if the Company’s EBIDTA for fiscal year 2005 exceeds $16,000,000. EBITDA is defined as the consolidated operating income or loss from continuing operations plus (i) depreciation and amortization, (ii) impairment, restructuring and other costs, and (iii) stock option compensation expense. EBITDA is calculated and determined based on the Company’s audited financial statements and includes as an operating expense bonus amounts payable to all employees of the Company. ROIC will be calculated as operating income from continuing operations as defined by generally accepted accounting principles, excluding impairment, restructuring and other costs and stock option expenses divided by total assets, excluding goodwill and less current liabilities, plus funded debt (i.e., interest-bearing debt) included in current liabilities.

The Board of Directors must notify Mr. Parkey within six weeks of the end of the two-year term of the Board’s desire to continue Mr. Parkey’s employment beyond the term. In such an event, Mr. Parkey and the Board will negotiate a new employment agreement. If Mr. Parkey’s employment agreement is terminated by ICO for Cause (as defined in the agreement), death or Permanent Disability (as defined in the agreement) (and such death or Permanent Disability does not result from any incident beyond Mr. Parkey’s control while traveling on business or in the course and scope of his employment) ICO shall pay Mr. Parkey for salary through the termination date, any accrued but unused vacation days, and any annual incentive bonus from the previous year that has been earned but not yet paid. If Mr. Parkey is terminated during the term by ICO other than for the circumstances described in the preceding sentence, or if Mr. Parkey terminates the agreement for Good Reason (as defined in the agreement), he will be entitled to receive a lump sum equal to (i) his pro rata base salary through the date of termination, (ii) his annual incentive bonus, if any, for the prior fiscal year that was earned but not paid, (iii) payment, if any, for accrued and unused vacation days, (iv) a sum equal to his current annual base salary, and (v) a pro rata portion of his annual incentive bonus for the fiscal year during which the termination occurs. If there is a Change of Control (as defined in the agreement) during the term, and within the 12 month period immediately following the Change of Control (A) Mr. Parkey’s employment agreement is terminated by ICO other than because of death, Permanent Disability, Cause or voluntary termination, (B) Mr. Parkey is forced to relocate over 100 miles from Houston or is forced to commute to a location over 100 miles from the Company’s present corporate offices, (C) Mr. Parkey’s base salary or another material benefit is materially reduced, or (D) Mr. Parkey’s job description, job role, responsibilities or scope is materially diminished, Mr. Parkey will be entitled to receive a lump sum equal to the sum of (i) his pro rata base salary and any earned by unpaid annual incentive bonus from the previous fiscal year, (ii) a sum equal to 150% of his base salary, and (iii) a pro-rated portion of the annual incentive bonus for the fiscal year during which the termination occurs, and the Company will pay Mr. Parkey’s COBRA payments and premiums on portable welfare plans for 12 months following termination.

Mr. Biro’s employment agreement with the Company provides for a term of employment through January 28, 2006. Mr. Biro’s employment agreement provides for a base salary of $230,000 per year. As an inducement to enter into a new agreement on January 28, 2004, amending and restating Mr. Biro’s prior agreement, the Company agreed to grant Mr. Biro options to purchase 126,000 shares of Common Stock, pursuant to the terms of the Company’s existing Employee Stock Option Plans, at an exercise price equal to the fair market value of the Common Stock on January 28, 2004 (which was $2.49 per share), vesting as follows: options to purchase 42,000 shares vested on January 28, 2004; options to purchase 42,000 shares will vest on January 26, 2005; and options to purchase 42,000 shares will vest on January 26, 2006.

Mr. Biro’s employment agreement sets forth in formulaic fashion the method for determining his annual incentive bonus for the fiscal years ending September 30, 2004 and September 30, 2005. Based on the formula set out in Mr. Biro’s agreement and the Company’s performance during fiscal year 2004, he was paid a bonus of $112,211. For the fiscal year ending September 30, 2005, Mr. Biro’s bonus will be calculated as follows:

For the fiscal year ending September 30, 2005, Mr. Biro’s bonus will be a percentage (up to a maximum of 48%) of his base salary equal to the product of: (i) .80, multiplied by (ii) the difference between (A) 1.5 multiplied by the percentage of the Company’s Target reached, minus (B) 120. However, Mr. Biro’s bonus will be reduced by 20% if the Company’s ROIC for fiscal year 2005 is less than 8%. Mr. Biro will only be eligible for a bonus if the Company’s EBIDTA for fiscal year 2005 exceeds $16,000,000.

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The Board of Directors must notify Mr. Biro within six weeks of the end of the two-year term of the Board’s desire to continue Mr. Biro’s employment beyond the term. In such an event, Mr. Biro and the Board of Directors will extend the term for an additional two-year period or negotiate a new employment agreement. If (A) Mr. Biro’s employment agreement is terminated by ICO during the term for Cause (as defined in the agreement), death or Permanent Disability (as defined in the agreement) (and such death or Permanent Disability does not result from any incident beyond Mr. Biro’s control while traveling on business or in the course and scope of his employment), or (B) Mr. Biro’s employment agreement is terminated upon the expiration of the term because the parties are unable to agree to terms of a new agreement by the end of the term and ICO has offered (i) to extend the term or (ii) to enter into a new agreement on substantially the same terms and conditions (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits) and Mr. Biro has rejected the offer, ICO shall pay Mr. Biro for salary through the termination date, any accrued but unused vacation days and any annual incentive bonus from the previous year that has been earned but not yet paid. If (A) Mr. Biro is terminated during the term by ICO other than for the circumstances described in the preceding sentence, (B) the Company has not offered upon expiration of the agreement (i) to extend the term for an additional two years or (ii) to enter into a new agreement on substantially the same terms and conditions (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits), or (C) if Mr. Biro terminates the agreement during the term for Good Reason (as defined in the agreement), Mr. Biro will be entitled to receive a lump sum equal to (i) his pro rata base salary through the date of termination, (ii) his annual incentive bonus, if any, for the prior fiscal year that was earned but not paid, (iii) payment, if any, for accrued and unused vacation days, (iv) a sum equal to 200% his current annual base salary, and (v) a pro rata portion of his annual incentive bonus for the fiscal year during which the termination occurs (an "Early Termination Payment"). If there is a Change of Control (as defined in the agreement) during the term, and within the 12 month period immediately following the Change of Control (A) Mr. Biro’s employment agreement is terminated by ICO other than because of death, Permanent Disability, Cause or voluntary termination, (B) Mr. Biro is forced to relocate or commute to a location outside the Houston metropolitan area, (C) Mr. Biro’s base salary or another material benefit is reduced, or (D) Mr. Biro’s job description, job role, responsibilities or scope is materially diminished, the Company will, in additional to paying him an Early Termination Payment, pay Mr. Biro’s COBRA payments and premiums on portable welfare plans for 12 months following termination.

Mr. Leuschner’s employment agreement with the Company provides for a term of employment through February 28, 2002, extending automatically from day-to-day thereafter. If Mr. Leuschner’s employment is terminated by the Company for reasons other than Cause (as defined in the agreement), he shall be entitled to twelve months pay beyond the date of termination.

Ms. Fischer’s employment agreement with the Company provides for a term of employment through March 1, 2003, extending automatically from day-to-day thereafter. If Ms. Fischer’s employment is terminated by the Company for reasons other than Cause (as defined in the agreement) she shall be entitled to a severance payment equal to one times her base salary prior to such termination.

The Company’s employment agreement with Mr. Masutti is governed by New Zealand law. Pursuant to Mr. Masutti’s agreement he is employed for an indefinite term, and either party may terminate the agreement upon three months’ written notice. Mr. Masutti’s agreement further specifies that if the agreement is terminated because Mr. Masutti’s position becomes superfluous to the Company’s needs (i.e. becomes redundant), he is entitled to receive up to eighteen (18) months’ salary.

The Company’s employment agreement with Mr. Bristow is governed by Italian law, and was originally entered into when Mr. Bristow transferred from the Company’s New Zealand subsidiary to its Italian subsidiary in July 2003. The agreement provides for a two-year term of employment, but also includes specific provisions for transfer to another of the Company’s subsidiaries if the term is not extended.

Messrs. Barkmann, Bristow, Masutti and Phillips’ fiscal year 2005 incentive compensation plan provides for a bonus payment to be made to each executive based upon a calculation involving the EBITDA and ROIC of their respective business units for fiscal year 2005, as well as the consolidated EBITDA from the Company’s continuing operations in fiscal year 2005.

In addition to the agreements described above with the named executive officers, other employees are parties to employment agreements with ICO or its subsidiaries, with terms and conditions that vary by each individual employee.

15

OPTIONS GRANTED DURING FISCAL YEAR 2004

The following table sets forth information relating to the stock option grants made during the 2004 fiscal year to the executives named in the Summary Compensation table on page 12.
	NUMBER OF SECURITIES UNDERLYING OPTIONS	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL	EXERCISE PRICE	EXPIRATION	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (3)(4)
NAME	GRANTED	YEAR (1)	($/SHARE)	DATE(2)	5%	10%
Christopher N. O’Sullivan	0	n/a	n/a	n/a	n/a	n/a
W. Robert Parkey, Jr. (5)	600,000	67%	$2.19	2/2/2011	510,000	1,212,000
Jon C. Biro (6)	126,000	14%	$2.49	1/28/2011	69,000	217,000
Bradley T. Leuschner	0	n/a	n/a	n/a	n/a	n/a
Charlotte J. Fischer	0	n/a	n/a	n/a	n/a	n/a
Stephen E. Barkmann (7)	50,000	6%	$2.39	8/9/2014	56,000	161,000
Dario E. Masutti (8)	40,000	4%	$2.39	8/9/2014	45,000	128,000

(1) Based on a total of 896,000 options granted to all employees in fiscal year 2004.
(2) Pursuant to the terms of the Company’s employee stock option plans, all of the referenced options expire on the earlier of (a) 90 days following the termination of the employee’s employment for any reasons, or (b) the stated expiration date.
(3) Potential realizable value is determined by multiplying the exercise price per share by the stated annual appreciation rate compounded annually for the term of the option, subtracting the exercise price per share from the product, and multiplying the remainder by the number of options granted. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability, or vesting. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(4) Rounded to the nearest thousand.
(5) Options to purchase 600,000 shares were granted to Mr. Parkey in fiscal year 2004 at two different option prices: options to purchase 400,000 shares were granted at $2.16 per share, and options to purchase 200,000 shares were granted at $2.25 per share, resulting in a total average exercise price of $2.19 per share. None of the referenced 600,000 options vested during the 2004 fiscal year. 200,000 of the referenced options will vest on February 2, 2005, at an exercise price of $2.16 per share.
(6) Only 42,000 of the 126,000 options granted to Mr. Biro in fiscal year 2004 vested during the fiscal year. An additional 42,000 of the referenced options will vest on January 26, 2005.
(7)  Only 10,000 of the 50,000 options granted to Mr. Barkmann in fiscal year 2004 vested during the fiscal year.
(8) Only 8,000 of the 40,000 options granted to Mr. Masutti in fiscal year 2004 vested during the fiscal year.

FISCAL YEAR 2004 OPTION EXERCISES AND FISCAL YEAR-END VALUE

The following table sets forth stock options exercised by the executives named in the Summary Compensation Table on page 12 during fiscal year 2004, and the total number and value of all unexercised options granted by the Company to the named employees as of at fiscal year end. The value of "in-the-money" options refers to options having an exercise price that is less than the market price of ICO's Common Stock on September 30, 2004.

	SHARES ACQUIRED ON	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT SEPTEMBER 30, 2004	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT SEPTEMBER 30, 2004 (1)
NAME	EXERCISE	($)	EXERCISABLE/UNEXERCISABLE	EXERCISABLE/UNEXERCISABLE
Christopher N. O’ Sullivan	0	N/A	205,000/0	6,600/0
W. Robert Parkey, Jr.	0	N/A	0/600,000	0/438,000
Jon C. Biro	0	N/A	106,000/90,000	97,860/46,020
Bradley T. Leuschner	0	N/A	30,000/0	36,600/0
Charlotte J. Fischer	0	N/A	10,000/0	15,600/0
Stephen E. Barkmann	0	N/A	70,000/40,000	78,500/21,200
Dario E. Masutti	0	N/A	35,000/65,000	47,890/71,410

(1) Based upon the $2.92 closing market value price of ICO’s Common Stock at September 30, 2004, as reported on the NASDAQ Stock Market.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 30, 2004, concerning the Company’s equity compensation plans (i) previously approved by security holders, and (ii) not previously approved by security holders.

Plan Category	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($/SHARE)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFERENCED IN THE FIRST COLUMN)
Equity Compensation Plans Approved by Security Holders	1,880,754	$2.24	642,851

Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	1,880,754	$2.24	642,851

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") is responsible for ICO's executive compensation programs and ICO’s employee stock option plans. The Committee reviews and makes recommendations to the full Board of Directors regarding the compensation of the Chief Executive Officer, establishes and reviews compensation levels of ICO’s other executive officers, reviews and approves the material terms of employment agreements with executive officers, authorizes all stock option awards, and generally administers ICO's employee stock option plans. The Committee’s executive compensation decisions are made with the intention to help ICO attract, motivate and retain executive talent. In making executive compensation decisions, the Committee also takes into account the cyclical nature of ICO's business lines and progress toward the achievement of strategic Company objectives. The Committee believes that the Company’s various compensation programs are properly balanced to provide appropriate motivation for both executives in the field and in the corporate office.

January of 2005, the Board approved amending the Compensation Committee’s Charter, which, as amended, may be found on the Company’s website, at http://www.icopolymers.com/CompensationCommitteeCharter.pdf.

The following summarizes the Committee's compensation programs and policies and describes the basis for compensation of ICO's executive officers including its Chief Executive Officer.

Cash Compensation

Base Salary Program. ICO believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons, and ICO's overall financial condition.

Annual Performance Compensation. ICO has historically provided annual performance compensation to executives in the form of cash bonuses. The Committee's decisions have typically been based upon the performance and financial condition of ICO and subjective factors including the executive officer's job performance and achievements during ICO's fiscal year. At times, special bonuses may be awarded related to specific material events that required extraordinary effort on the part of the executive officer.

The employment agreements of both Mr. Parkey and Mr. Biro set forth in formulaic fashion the method for determining their annual incentive bonuses for the fiscal years ending September 30, 2004 and September 30, 2005. Mr. Parkey voluntarily determined to reduce his fiscal year 2004 bonus to reallocate cash to recognize and reward outstanding

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fiscal year 2004 performance achieved by employees of the operating business units and corporate employees. Mr. Parkey was therefore paid a bonus significantly less than the amount he was entitled to receive under his agreement based on the Company’s fiscal year 2004 performance. See "Employment Agreements," above, for more information regarding the referenced bonuses paid for fiscal year 2004 and payable for fiscal year 2005 to Mr. Parkey and Mr. Biro.

Bonuses were awarded to each of the other executive officers for fiscal year 2004, based on factors including the Company’s performance and the executive’s contributions during the fiscal year in his or her respective position, and other factors. The Committee has established formulas for determining the annual incentive bonuses that may be awarded, for fiscal year 2005, to the four Group Presidents, Messrs. Barkmann, Bristow, Masutti, and Phillips. See "Employment Agreements," above, for more information regarding the referenced bonuses paid to the executive officers for fiscal year 2004, and the bonus formulas for the Group Presidents for fiscal year 2005.

Long-Term Compensation

Longer-term incentives, in the form of stock options, are designed to directly link a significant portion of the executive's compensation to the enhancement of shareholder value. Additionally, stock options encourage management to focus on longer-term objectives along with annual operating performance, and encourage retention of valued employees. The Committee believes that stock incentives are appropriate, not only for senior management, but also for other employees of ICO and its subsidiaries. All options provide for purchases of shares at an exercise price equal to or higher than fair market value of the shares on the date of grant. Accordingly, the Committee, from time to time, grants stock options to ICO's executive officers. The number of options is determined based upon the level and contribution of a given employee and may take into account the number of options previously granted to the employee. In fiscal 2004, the Committee granted 896,000 options to seven (7) employees of the Company and its various subsidiaries. (See "Options Granted During Fiscal 2004," above.)

Compensation of the Chief Executive Officer

W. Robert Parkey, Jr. was appointed ICO’s President and Chief Executive Officer, effective February 2, 2004. In determining the fiscal 2004 base salary to be paid to ICO's Chief Executive Officer, the Compensation Committee took into account Mr. Parkey’s abilities, business experience, and achievements prior to joining ICO. The Compensation Committee also considered compensation levels of officers of companies of similar size as well as companies operating in the specialty chemical and related industries. Mr. Parkey’s base salary for fiscal year 2004 was $310,000, and continues to be $310,000 for fiscal year 2005. The Committee believes that the options granted to Mr. Parkey in 2004 and the formulas for annual incentive bonuses set out in Mr. Parkey’s employment agreement correspond with the Committee’s cash compensation and long-term incentive compensation policies described in this report, above.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that ICO should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Summary

The Committee believes that ICO's executive compensation policies and programs serve the interests of the Shareholders and ICO effectively. The various compensation programs are believed to be appropriately balanced to provide motivation for executives to contribute to ICO's overall success and enhance the value of ICO for the shareholders' benefit. The Committee will continue to monitor the effectiveness of ICO's compensation programs and will make changes, when appropriate, to meet the current and future needs of ICO.

COMPENSATION COMMITTEE
A. John Knapp, Jr., Chairman
John F. Gibson
Charles T. McCord, III

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STOCK PERFORMANCE CHART

The following chart and graph compare the yearly percentage change in the cumulative total shareholder return of ICO's Common Stock during the five years ended September 30, 2004 with the cumulative total return of the NASDAQ Composite Stock Index (U.S.) and the S&P Specialty Chemicals Index.

(1) Assumes $100 invested on September 30, 1999 and all dividends reinvested. Data supplied by NASDAQ and Zacks Investment Research.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Gibson, Knapp, and McCord. Mr. O'Sullivan, the Chairman of the Board of ICO, and each of Mr. Biro, ICO’s Chief Financial Officer and Treasurer, and a director of the Company, and Messrs. Knapp and McCord, directors of the Company who currently serve on its Compensation Committee, are former members of Travis Street Partners (TSP), which led a successful proxy fight against the incumbent board’s director nominees in fiscal year 2001. In February 2004, TSP was dissolved, and its shares were distributed to its members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ICO's officers and directors, and persons who own more than 10% of a registered class of ICO's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish ICO with copies of all reports filed.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act, except for the following:

•	An inadvertent late reporting of an option grant to Jon C. Biro to purchase 126,000 shares of Common Stock in a transaction dated January 28, 2004 that was reported on a Form 4 filed with the SEC on February 3, 2004.
•	An inadvertent late filing of an initial ownership report for Paul J. Giddens, who joined the Company on May 24, 2004. The initial report on Form 3 was filed with the SEC on June 14, 2004.

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•	An inadvertent late reporting of a change in beneficial ownership of 18,000 shares of Common Stock held by John A. Knapp, Jr. from direct to indirect ownership in a transaction occurring on September 17, 2004 that was reported on a Form 5 filed with the SEC on November 15, 2004.

•	An inadvertent late reporting of (i) the transfer of 8,831 shares of Common Stock previously included in Charles T. McCord, III’s prior ownership reports in accordance with the agreement among joint venture partners regarding distribution of those shares for which Mr. McCord no longer has a reportable beneficial interest; and (ii) a change in beneficial ownership of 26,446 shares of Common Stock held by Mr. McCord from direct to indirect ownership, in transactions occurring on February 9, 2004 that were reported on a Form 5 filed with the SEC on November 15, 2004.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Chris O’Sullivan is married to the niece of A. John Knapp, Jr. The SEC and NASDAQ independent director rules do not extend to the remoteness of this family relationship and the Board of Directors has taken this into account in determining that Mr. Knapp is an independent director.

PROPOSAL 1
ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting. ICO's Charter and Bylaws provide for a classified Board of Directors. Under these provisions, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of ICO's annual meetings of Shareholders in 2005, 2006 and 2007, respectively. Each director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such director was elected or until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

John F. Gibson and Christopher N. O’Sullivan, currently serving as directors, have been nominated to serve as Class II Directors until ICO's Annual Meeting of Shareholders in 2008. Mr. Gibson was first appointed director in December 2003, and Mr. O’Sullivan was first elected at the 2002 Annual Meeting of Shareholders. (For more information regarding these nominees, see "Information Regarding the Company - Directors Up for Reelection" above.)

Messrs. Biro, Frischkorn, Knapp, McCord and Parkey, who are Class I or III directors, will not be required to stand for election at the Annual Meeting of Shareholders because their present terms expire in either 2006 or 2007. Messrs. Barmore and English, elected by the holders of the Company’s $6.75 convertible exchangeable preferred stock ("Preferred Stock") beginning in the fourth quarter of fiscal 2004, serve until serve until both the Preferred Stock dividends are reinstated and such dividends in arrears are paid, or until their successors are elected.

A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class II nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will not be a candidate or will be unable to serve, if such a situation arises, the persons named in the enclosed proxy, in the absence of contrary instructions, will in their discretion vote FOR the election of such other persons as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

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PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, independent accountants, examined ICO's consolidated financial statements for the fiscal year ended September 30, 2004, and, in connection with their audit function, reviewed ICO's Annual Report to Shareholders and certain of its filings with the SEC. The Audit Committee of the Board of Directors has re-employed the firm of PricewaterhouseCoopers LLP as independent accountants for ICO for the fiscal year 2005, subject to the Company’s shareholders' ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

Fees paid to PricewaterhouseCoopers LLP during the last two fiscal years were as follows:

Audit Fees. Fees for professional services provided during the fiscal years ended September 30, 2004 and 2003, were $646,000 and $581,000, respectively. Audit fees consist primarily of the audit and quarterly reviews of the financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees. Fees for such professional services incurred during the fiscal years ended September 30, 2004 and 2003 were $13,000 and $84,000, respectively. Audit-related fees consist primarily of attestation services not required by statute or regulation.

Tax Fees. Fees for professional services provided during the fiscal years ended September 30, 2004 and 2003, were $85,000 and $77,000, respectively. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, in particular, matters related to the sale of the Company’s former oilfield services business to Varco International, Inc. Tax fees do not include fees for services rendered in connection with the audit.

All Other Fees. Fees for professional services provided during the fiscal years ended September 30, 2004 and 2003, were $0 and $106,000, respectively. Other fees consist primarily of fees for professional services related to corporate finance assistance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

SOLICITATION OF PROXIES

The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram or other forms of wire or facsimile communication. Officers and employees of ICO may solicit proxies and will not receive additional compensation for this. ICO has retained The Altman Group, Inc. ("Altman") to assist in the solicitation of proxies for a fee of $4,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Altman may provide advisory services as requested pertaining to the solicitation of proxies. Upon request, ICO will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of Shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in ICO's proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders must have been received by ICO

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no later than October 1, 2005. However, if the date of the 2006 Annual Meeting of Shareholders changes by more than one year and 30 days from the date of the 2005 Annual Meeting of Shareholders, the deadline is a reasonable time before ICO begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in ICO's Bylaws. ICO's Bylaws provide generally that shareholders who wish to nominate directors or to bring business before an annual meeting must notify ICO and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Therefore, shareholders who wish to nominate directors or to bring business before the 2006 Annual Meeting of Shareholders must notify ICO no later than December 17, 2005.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports with the SEC. You may read and copy such reports, statements and other information that is in the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information that is in the SEC’s public reference rooms. The Company’s public filings are also available from commercial document retrieval services and via the SEC’s Internet website, at http://www.sec.gov.

As allowed by the SEC rules, the Company can "incorporate by reference" certain information into this document, which means it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that contradicts information contained directly in this document, or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2004 ("Form 10-K"), which the Company has previously filed with the SEC. That document contains important information about the Company and its financial condition that is not included in this proxy statement. You may obtain the Form 10-K from the SEC’s website described above, or directly from the Company, without charge, by requesting them by e-mail, in writing or by telephone by contacting the Office of the General Counsel, ICO, Inc., 5333 Westheimer, Suite 600, Houston, Texas 77056 / (713) 351-4100.

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

You should rely only on the information contained or incorporated by reference in this document to vote your share at the annual meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated January 28, 2005. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

ICO knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the proxy will vote your stock pursuant to discretionary authority granted in the proxy according to their best judgment if any other matters do properly come before the meeting.

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Whether or not you intend to be present at this meeting, you are urged to return the enclosed proxy card promptly. If you are present at the meeting and wish to vote your stock in person, this proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

/s/ Christopher N. O’Sullivan	/s/ W. Robert Parkey, Jr.
Christopher N. O’Sullivan	W. Robert Parkey, Jr.
Chairman of the Board	President, Chief Executive Officer and
Director

Houston, Texas
January 28, 2005

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ICO, INC.

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS - MARCH 17, 2005

The undersigned hereby appoints W. Robert Parkey, Jr. and Christopher N. O’Sullivan, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on March 17, 2005 (the "Annual Meeting"), and any adjournment of the Annual Meeting, on the matters specified below, and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, and a Proxy Statement for the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.     Election of Directors

      NOMINEES:  (01) John F. Gibson, (02) Christopher N. O’Sullivan (terms to expire at the Annual Meeting of Shareholders to be held in 2008).

☐	FOR all nominees listed in this block (except as marked to the contrary)

☐	WITHHOLD AUTHORITY to vote for all nominees listed in this block

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2.    The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

☐ FOR   ☐ AGAINST     ☐ ABSTAIN

WITH DISCRETIONARY AUTHORITY AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FOLD AND DETACH HERE

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

I PLAN TO ATTEND MEETING        ☐

Dated:

Signature

Signature if held jointly

INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

SEE REVERSE SIDE